Exhibit 99.1

Tavia Acquisition Corp. Announces Full Exercise of Underwriters’ Over-Allotment Option in Connection with its Initial Public Offering

London, United Kingdom – (December 12, 2024) – Tavia Acquisition Corp. (the “Company”) announced that the underwriters of its previously announced initial public offering of units have fully exercised their over-allotment option yesterday, resulting in the issuance of an additional 1,500,000 units at a public offering price of $10.00 per unit. After giving effect to the exercise of the option, an aggregate of 11,500,000 units have been issued in the initial public offering at an aggregate offering price of $115,000,000.

The Company is strategically focused on sectors pivotal to advancing sustainability and innovation, including energy transition and critical materials, circular economy initiatives, and innovative agricultural and food technologies.

Each unit consists of one ordinary share and one right entitling the holder thereof to receive one-tenth of one ordinary share upon the completion of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on the Nasdaq Global Market under the symbols “TAVI” and “TAVIR,” respectively.

EarlyBirdCapital, Inc. served as the sole book-running manager of the offering.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (the “SEC”) on December 2, 2024. The offering was being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc. at 366 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Syndicate Department, by telephone at 212-661-0200.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tavia Acquisition Corp.

Tavia Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities. The Company is led by Chief Executive Officer Kanat Mynzhanov and Chief Financial Officer Askar Mametov, along with independent directors, Christophe Charlier, Darrell Mays, and Marsha Kutkevich. The Company’s team brings substantial expertise in deal sourcing, investing, and operations. The Company may pursue a business combination with a target in any industry or geographic location it chooses, although it intends to primarily direct its attention on target businesses in North America and Europe focused on energy transition, the circular economy, and food technologies. The Company believes these areas are critical to addressing environmental challenges, demographic shifts, and the transition towards sustainable practices.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and the prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Tavia Acquisition Corp.

info@tavia.co